EXHIBIT (H)(1)


                                   FORUM FUNDS
                            ADMINISTRATION AGREEMENT


         AGREEMENT made as of the 19th day of June, 1997, as amended December 5, 1997, by and between Forum Funds, a Delaware business trust, with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Trust"), and Forum Administrative Services, Limited Liability Company, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest, no par value (the "Shares"), in separate series and classes; and

         WHEREAS, the Trust offers shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 6, being herein referred to as a "Fund," and collectively as the "Funds") and the Trust may in the future offer shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes");

         WHEREAS, the Trust desires that Forum perform certain administrative services for each Fund and Class thereof and Forum is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Forum hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust hereby appoints Forum, and Forum hereby agrees, to act as administrator of the Trust for the period and on the terms set forth in this Agreement.

         (b) In connection therewith, the Trust has delivered to Forum copies of
(i) the Trust's Trust Instrument and Bylaws (collectively, as amended from time to time, "Organic Documents"), (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (iii) the Trust's current Prospectus and Statement of Additional Information of each Fund (collectively,
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as currently in effect and as amended or supplemented,  the "Prospectus"),  (iv)
each current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"), and (iv) all procedures adopted by the Trust with respect to the Funds (i.e., repurchase agreement procedures), and shall promptly furnish Forum with all amendments of or supplements to the foregoing. The Trust shall deliver to Forum a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing Forum and authorizing the execution and delivery of this Agreement.

         SECTION 2.  DUTIES OF FORUM AND THE TRUST

         (a) Subject to the direction and control of the Board, Forum shall manage all aspects of the Trust's operations with respect to the Funds except those that are the responsibility of Forum Advisors, Inc., any other investment adviser or investment subadviser to a Fund or the Funds (collectively, the "Adviser") or any other service provider hired by the Trust, all in such manner and to such extent as may be authorized by the Board.

         (b) With respect to the Trust or each Fund, as applicable, Forum shall:

         (i) at the Trust's expense, provide the Trust with, or arrange for the provision of, the services of persons competent to perform such legal, administrative and clerical functions not otherwise described in this
         Section 2(b) as are necessary to provide effective operation of the Trust;

         (ii) oversee (A) the preparation and maintenance by the Adviser and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant in such form, for such periods and in such locations as may be required by applicable United States law, of all documents and records relating to the operation of the Trust required to be prepared or maintained by the Trust or its agents pursuant to applicable law;
         (B) the reconciliation of account information and balances among the Adviser and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant; (C) the transmission of purchase and redemption orders for Shares; (D) the notification to the Adviser of available funds for investment; and (E) the performance of fund accounting, including the calculation of the net asset value of the Shares;

         (iii) oversee the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Funds;

         (iv) file or oversee the filing of each document required to be filed by the Trust in either written or, if required, electronic format (e.g., electronic data gathering analysis and retrieval system or "EDGAR") with the SEC;

         (v) assist in and oversee the preparation, filing and printing and the periodic updating of the Registration Statement and Prospectuses;

         (vi)     oversee the preparation and filing of the Trust's tax returns;

         (vii) oversee the preparation of financial statements and related reports to the Trust's shareholders, the SEC and state and other securities administrators;

         (xiii) assist in and oversee the preparation and printing of proxy and information statements and any other communications to shareholders;

         (ix) provide the Trust with adequate general office space and facilities and provide persons suitable to the Board to serve as officers of the Trust;

         (x) assist the Advisers in monitoring Fund holdings for compliance with
         Prospectus  investment   restrictions  and  assist  in  preparation  of
         periodic compliance reports;

         (xi) prepare, file and maintain the Trust's Organic Documents and minutes of meetings of Trustees, Board committees and shareholders;

         (xii)  with the  cooperation  of the  Trust's  counsel,  Advisers,  the
         officers  of  the  Trust  and  other  relevant  parties,   prepare  and
         disseminate materials for meetings of the Board;

         (xiii)   maintain  the  Trust's   existence  and  good  standing  under
         applicable state law;

         (xiv) monitor sales of Shares, ensure that the Shares are properly and duly registered with the SEC and register, or prepare applicable filings with respect to, the Shares with the various state and other securities commissions;

         (xv) oversee the calculation of performance data for dissemination to information services covering the investment company industry, for sales literature of the Trust and other appropriate purposes;

         (xvi) oversee the determination of the amount of and supervise the declaration of dividends and other distributions to shareholders as necessary to, among other things, maintain the qualification of each Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders;

         (xvii) advise the Trust and the Board on matters concerning the Trust and its affairs;

         (xviii) calculate, review and account for Fund expenses and report on Fund expenses on a periodic basis;

         (xix) authorize the payment of Trust expenses and pay, from Trust assets, all bills of the Trust;

         (xx) prepare Fund budgets, pro-forma financial statements,  expense and
         profit/loss   projections   and   fee   waiver/expense    reimbursement
         projections on a periodic basis;

         (xxi) prepare financial statement expense information;

         (xxii) assist the Trust in the selection of other service providers, such as independent accountants, law firms and proxy solicitors; and

         (xxii) perform such other recordkeeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board; provided, that Forum need not begin performing any such task except upon 65 days' notice and pursuant to mutually acceptable compensation agreements.

         (c) Forum shall provide such other services and assistance relating to the affairs of the Trust as the Trust or an Adviser may, from time to time, reasonably request pursuant to mutually acceptable compensation agreements.

         (d) Forum shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained under the 1940 Act and Rule 31a-1 thereunder. The books and records pertaining to the Trust that are in possession of Forum shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during Forum's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by Forum to the Trust or the Trust's authorized representatives. In the event the Trust designates a successor that assumes any of Forum's obligations hereunder, Forum shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by Forum under this Agreement.

         (e) Nothing contained herein shall be construed to require Forum to perform any service that could cause Forum to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause a Fund to act in contravention of the Fund's Prospectus or any provision of the 1940 Act. Except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

         (f) In order for Forum to perform the services required by this Section 2, the Trust (i) shall cause all service providers to the Trust to furnish any and all information to Forum, and assist Forum as may be required and (ii) shall ensure that Forum has access to all records and documents maintained by the Trust or any service provider to the Trust.

         SECTION 3.  STANDARD OF CARE AND RELIANCE

         (a) Forum shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Forum in writing. Forum shall use its best judgment and efforts in rendering the services described in this Agreement. Forum shall not be liable to the Trust or any of the Trust's shareholders for any action or inaction of Forum relating to any event whatsoever in the absence of bad faith, willful misfeasance or gross negligence in the performance of Forum's duties or obligations under this Agreement or by reason of Forum's reckless disregard of its duties and obligations under this Agreement.

         (b) The Trust agrees to indemnify and hold harmless Forum, its employees, agents, directors, officers and managers and any person who controls Forum within the meaning of section 15 of the Securities Act or section 20 of the Securities Exchange Act of 1934, as amended, ("Forum Indemnitees") against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to Forum's actions taken or failures to act with respect to a Fund that are consistent with the standard of care set forth in Section 3(a) or based, if applicable, on good faith reliance upon an item described in Section 3(d)(a "Claim"). The Trust shall not be required to indemnify any Forum Indemnitee if, prior to confessing any Claim against the Forum Indemnitee, Forum or the Forum Indemnitee does not give the Trust written notice of and reasonable opportunity to defend against the claim in its own name or in the name of the Forum Indemnitee.

         (c)  Forum  agrees  to  indemnify  and hold  harmless  the  Trust,  its employees, agents, trustees and officers against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of Forum's actions taken or failures to act with respect to a Fund that are not consistent with the standard of care set forth in Section 3(a). Forum shall not be required to indemnify the Trust if, prior to confessing any Claim against the Trust, the Trust does not give Forum written notice of and reasonable opportunity to defend against the claim in its own name or in the name of the Trust.

         (d) A Forum Indemnitee shall not be liable for any action taken or failure to act in good faith reliance upon:

         (i) the advice of the Trust or of counsel, who may be counsel to the Trust or counsel to Forum, and upon statements of accountants, brokers and other persons reasonably believed in good faith by Forum to be expert in the matters upon which they are consulted;

         (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction. Forum shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction;

         (iii) any written instruction or certified copy of any resolution of the Board, and Forum may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by Forum to have been validly executed; or

         (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Forum to be genuine and to have been signed or presented by the Trust or other proper party or parties;

and no Forum Indemnitee shall be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Forum reasonably believes in good faith to be genuine.

         (e) Forum shall not be liable for the errors of other service providers to the Trust, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by Forum) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information), custodian or transfer agent to the Trust.

         SECTION 4.  COMPENSATION AND EXPENSES

         (a) In consideration of the administrative services provided by Forum pursuant to this Agreement, the Trust shall pay Forum, with respect to each Portfolio, the fees set forth in Appendix B hereto. These fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. Any of the legal services identified in Appendix C hereto may be provided to the Trust by personnel of the Legal Department of Forum, subject to satisfaction of the conditions contained in Section 7(c) to the consents and waivers by the Trust and Forum of any general conflict of interest existing as a result of the provision of those services. Forum shall not charge the Trust for providing the legal services identified in Appendix B, except for those matters designated as Special Legal Services, as to which Forum may charge, and, subject to review and approval by the Chairman of the Audit Committee or Trust Counsel, the Trust shall pay, an additional amount as reimbursement of the cost to Forum of providing the Special Legal Services. Reimbursement shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. Nothing in this Agreement shall require Forum to provide any of the services listed in Appendix C, and each of those services may be performed by an outside vendor if appropriate in the judgment of Forum or the Trust.

         If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to Forum such compensation as shall be payable prior to the effective date of termination.

         (b) Notwithstanding anything in this Agreement to the contrary, Forum and its affiliated persons may receive compensation or reimbursement from the Trust with respect to (i) the provision of services on behalf of the Funds in accordance with any Plan or Service Plan, (ii) the provision of shareholder support or other services, (iii) service as a trustee or officer of the Trust and (iv) services to the Trust, which may include the types of services described in this Agreement, with respect to the creation of any Fund and the start-up of the Fund's operations.

         (c) The Trust shall be responsible for and assumes the obligation for payment of all of its expenses, including: (a) the fee payable under this Agreement; (b) the fees payable to each Adviser under an agreement between the Adviser and the Trust; (c) expenses of issue, repurchase and redemption of Shares; (d) interest charges, taxes and brokerage fees and commissions; (e) premiums of insurance for the Trust, its trustees and officers and fidelity bond premiums; (f) fees, interest charges and expenses of third parties, including the Trust's independent accountant, custodian, transfer agent, dividend disbursing agent and fund accountant; (g) fees of pricing, interest, dividend, credit and other reporting services; (h) costs of membership in trade associations; (i) telecommunications expenses; (j) funds transmission expenses;
(k) auditing, legal and compliance expenses; (l) costs of forming the Trust and maintaining its existence; (m) costs of preparing, filing and printing the Trust's Prospectuses, subscription application forms and shareholder reports and other communications and delivering them to existing shareholders, whether of record or beneficial; (n) expenses of meetings of shareholders and proxy solicitations therefor; (o) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of Shares and of preparing tax returns; (p) costs of reproduction, stationery, supplies and postage; (q) fees and expenses of the Trust's trustees; (r) compensation of the Trust's officers and employees and costs of other personnel (who may be employees of the Adviser, Forum or their respective affiliated persons) performing services for the Trust; (s) costs of Board, Board committee, shareholder and other corporate meetings; (t) SEC registration fees and related expenses; (u) state, territory or foreign securities laws registration fees and related expenses; and (v) all fees and expenses paid by the Trust in accordance with any Plan or Service Plan or agreement related to similar manners.

         (d) Should the Trust exercise its right to terminate this Agreement, the Trust, on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket expenses and employee time (at 150% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities.

         SECTION 5.  EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

         (a) This Agreement shall become effective with respect to each Fund on the date on which the Trust's Registration Statement relating to the Shares of the Fund becomes effective. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

         (b) This Agreement shall continue in effect with respect to a Fund until terminated; provided, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust).

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty (i) by the Board on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust. The obligations of Sections 3 and 4 shall survive any termination of this Agreement.

         (d) This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by either Forum or the Trust except by the specific written consent of the other party. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         SECTION 6.  ADDITIONAL FUNDS AND CLASSES

         In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. Forum or the Trust may elect not to make any such series or classes subject to this Agreement.

     SECTION 7. CONFIDENTIALITY. Forum agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that Forum may

         (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

         (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

         (c) without limiting the generality of the Sections 7(a) and (b), the Trust acknowledges that certain legal services may be provided to it by lawyers who are employed by Forum or its affiliates and who render services to Forum and its affiliates. A lawyer who provides such services to the Trust, and any lawyer who supervises such lawyer, although employed generally by Forum or its affiliates, will have a direct professional attorney-client relationship with the Trust. Those services for which such a direct relationship will exist are listed in Appendix C hereto. Provided (i) Forum agrees with any attorney performing legal services for the Trust to not direct the professional judgment of the attorney in performing those legal services and (ii) the attorney agrees to disclose to the Chairman of the Audit Committee or to Trust counsel any circumstance in which a legal service the attorney proposes to provide relates to a matter in which the Trust and Forum or the Trust and any other investment company to which the attorney is providing legal services have divergent legal or economic interests, each of Forum and the Trust hereby consents to the simultaneous representation by the attorney of both Forum and the Trust and waives any general conflict of interest existing in such simultaneous representation, and the Trust agrees that, in the event the attorney ceases to represent the Trust, whether at the request of the Trust or otherwise, the attorney may continue thereafter to represent Forum, and the Trust expressly consents to such continued representation.

         SECTION 8.  FORCE MAJEURE

         Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent Forum's obligations hereunder are to oversee or monitor the activities of third parties, Forum shall not be liable for any failure or delay in the performance of Forum's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with Forum.

         SECTION 9.  ACTIVITIES OF FORUM

         (a) Except to the extent necessary to perform Forum's obligations under this Agreement, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's managers, officers or employees who also may be a trustee, officer or employee of the Trust, or persons who are otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) Forum may subcontract any or all of its responsibilities pursuant to this Agreement to one or more corporations, trusts, firms, individuals or associations, which may be affiliated persons of Forum, who agree to comply with the terms of this Agreement; provided, that any such subcontracting shall not relieve Forum of its responsibilities hereunder. Forum may pay those persons for their services, but no such payment will increase Forum's compensation from the Trust.

         (c) Without limiting the generality of the Sections 9(a) and (b), the trust acknowledges that certain legal services may be rendered to it by lawyers who are employed by Forum or its affiliates and who render services to Forum and its affiliates. A lawyer who renders such services to the Trust, and any lawyer who supervises such lawyer, although employed generally by Forum or its affiliates, will have a direct professional attorney/client relationship with the Trust. Those services for which such a direct relationship will exist are listed in Appendix C hereto. Each of Forum and the Trust hereby consents to the simultaneous representation by such lawyers of both Forum and the Trust, and waives any conflict of interest existing in such simultaneous representation. Furthermore, the Trust agrees that, in the event such lawyer ceases to represent the Trust, whether at the request of the Trust or otherwise, the lawyer may continue thereafter to represent Forum, and the Trust expressly consents to such continued representation.

         SECTION 10.  COOPERATION WITH INDEPENDENT ACCOUNTANTS

         Forum shall cooperate, if applicable, with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         SECTION 11.  SERVICE DAYS

         Nothing contained in this Agreement is intended to or shall require Forum, in any capacity under this Agreement, to perform any functions or duties on any day other than a business day of the Trust or of a Fund. Functions or duties normally scheduled to be performed on any day which is not a business day of the Trust or of a Fund shall be performed on, and as of, the next business day, unless otherwise required by law.

         SECTION 12.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the trustees of the Trust or the shareholders of the Funds.

         SECTION 13.  MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) Except for Appendix A to add new Funds and Classes in accordance with Section 6, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (j) No affiliated person, employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

         (k) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (l)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," and "affiliated person" shall have the meanings ascribed thereto in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                        FORUM FUNDS


                                         By: /s/Mark D. Kaplan
                                             --------------------------------
                                             Mark D. Kaplan
                                             Vice President, Assistant Treasurer
                                             and Assistant Secretary


                                        FORUM ADMINISTRATIVE SERVICES, LIMITED
                                        LIABILITY COMPANY


                                        By: Forum Advisors, Inc., as Manager

                                        By:  /s/ John Y. Keffer
                                           ----------------------------------
                                              John Y. Keffer
                                              President

                                   FORUM FUNDS
                            ADMINISTRATION AGREEMENT

                                   APPENDIX A
                         FUNDS AND CLASSES OF THE TRUST
                                  MAY 21, 1999

                            Austin Global Equity Fund
                             BIA Equity Growth Fund
                            BIA Small-Cap Growth Fund
                                Equity Index Fund
                               Investors Bond Fund
                              Investors Equity Fund
                              Investors Growth Fund
                         Investors High Grade Bond Fund
                            Maine Municipal Bond Fund
                             New Hampshire Bond Fund
                              Payson Balanced Fund
                                Payson Value Fund
                            Polaris Global Value Fund
                               TaxSaver Bond Fund

                                INVESTOR SHARES:

                     Daily Assets Treasury Obligations Fund
                          Daily Assets Government Fund
                    Daily Assets Government Obligations Fund
                             Daily Assets Cash Fund
                           Daily Assets Municipal Fund

                              INSTITUTIONAL SHARES:
                     Daily Assets Treasury Obligations Fund
                          Daily Assets Government Fund
                    Daily Assets Government Obligations Fund
                             Daily Assets Cash Fund
                           Daily Assets Municipal Fund

                          INSTITUTIONAL SERVICE SHARES:
                     Daily Assets Treasury Obligations Fund
                          Daily Assets Government Fund
                    Daily Assets Government Obligations Fund
                             Daily Assets Cash Fund
                           Daily Assets Municipal Fund

                                   FORUM FUNDS
                            ADMINISTRATION AGREEMENT

                                   APPENDIX B
                                FEES AND EXPENSES
                                  MAY 21, 1999

(I)      ADMINISTRATIVE SERVICE FEES

-------------------------------------------------------- -------------------------------------------

                                                              Fee as a % of the Annual Average
                                  Fund                         Daily Net Assets of Each Fund
-------------------------------------------------------- -------------------------------------------
Investors Bond Fund                                                        0.20%
Investors High Grade Bond Fund
TaxSaver Bond Fund
Maine Municipal Bond Fund
New Hampshire Bond Fund
Payson Balanced Fund
Payson Value Fund
Equity Index Fund
Small Cap Fund
International Equity Fund
Emerging Markets Fund
Investors Equity Fund
Investors Growth Fund

-------------------------------------------------------- -------------------------------------------



(II)     OTHER SERVICES

                            Service Provided                                                  Fee
                            ----------------                                                  ---
Preparation and filing of a document with the SEC in electronic format           $200 plus (i) $5/text page and
                                                                                     (ii) $15/tabular page

Legal services                                                               Approximate cost to Forum as agreed to
                                                                                       from time to time

Legal Opinions for Section 24 Filings                                                        $1,000



                                   FORUM FUNDS
                            ADMINISTRATION AGREEMENT

                                   APPENDIX B
                                FEES AND EXPENSES
                                  MAY 21, 1999


(I)      ADMINISTRATIVE SERVICE FEES

----------------------------------------------------- -------------------------------------------

                                                           Fee as a % of the Annual Average
                                  Fund                      Daily Net Assets of Each Fund

----------------------------------------------------- -------------------------------------------
----------------------------------------------------- -------------------------------------------

Austin Global Equity Fund                                               0.25%
Oak Hall Equity Fund

----------------------------------------------------- -------------------------------------------



(II)     OTHER SERVICES

                            Service Provided                                                  Fee
                            ----------------                                                  ---
Preparation and filing of a document with the SEC in electronic format           $200 plus (i) $5/text page and
                                                                                     (ii) $15/tabular page

Legal services                                                               Approximate cost to Forum as agreed to
                                                                                       from time to time

Legal Opinions for Section 24 Filings                                                        $1,000


                                   FORUM FUNDS
                            ADMINISTRATION AGREEMENT

                                   APPENDIX B
                                FEES AND EXPENSES
                                  MAY 21, 1999


(I)      ADMINISTRATIVE SERVICE FEES

------------------------------------------------------ -------------------------------------------

                                                            Fee as a % of the Annual Average
                                  Fund                       Daily Net Assets of Each Fund

------------------------------------------------------ -------------------------------------------
------------------------------------------------------ -------------------------------------------

Quadra Value Equity Fund                                 0.10% of the first $50 million, 0.05%
Quadra Growth Fund                                                  over $50 million

------------------------------------------------------ -------------------------------------------



(II)     OTHER SERVICES

                            Service Provided                                                  Fee
                            ----------------                                                  ---
Preparation and filing of a document with the SEC in electronic format           $200 plus (i) $5/text page and
                                                                                     (ii) $15/tabular page

Legal services                                                               Approximate cost to Forum as agreed to
                                                                                       from time to time

Legal Opinions for Section 24 Filings                                                        $1,000



                                   FORUM FUNDS
                            ADMINISTRATION AGREEMENT

                                   APPENDIX B
                                FEES AND EXPENSES
                                  MAY 21, 1999


(I)      ADMINISTRATIVE SERVICE FEES

---------------------------------------------------- -------------------------------------------

                                                          Fee as a % of the Annual Average
                                  Fund               Daily Net Assets of Each Class of the Fund

---------------------------------------------------- -------------------------------------------


Daily Assets Treasury Fund                                             0.05%
Daily Assets Cash Fund
Daily Assets Government Fund
Daily Assets Tax-Exempt Fund
Daily Assets Treasury Obligations Fund

---------------------------------------------------- -------------------------------------------



(II)     OTHER SERVICES

                            Service Provided                                                  Fee
                           -----------------                                                  ---
Preparation and filing of a document with the SEC in electronic format           $200 plus (i) $5/text page and
                                                                                     (ii) $15/tabular page

Legal services                                                               Approximate cost to Forum as agreed to
                                                                                       from time to time

Legal Opinions for Section 24 Filings                                                        $1,000



                                   FORUM FUNDS
                            ADMINISTRATION AGREEMENT

                                   APPENDIX B
                                FEES AND EXPENSES
                                  MAY 21, 1999


(I)      ADMINISTRATIVE SERVICE FEES

------------------------------------------------ -------------------------------------------

                                                      Fee as a % of the Annual Average
                                  Fund                 Daily Net Assets of Each Fund

------------------------------------------------ -------------------------------------------
------------------------------------------------ -------------------------------------------

Polaris Global Value Fund                             0.10% of the first $150 million,
                                                          0.05% over $150 million

------------------------------------------------ -------------------------------------------



(II)     OTHER SERVICES

                            Service Provided                                                  Fee
                            ----------------                                                  ---
Preparation and filing of a document with the SEC in electronic format           $200 plus (i) $5/text page and
                                                                                     (ii) $15/tabular page

Legal services                                                               Approximate cost to Forum as agreed to
                                                                                       from time to time

Legal Opinions for Section 24 Filings                                                        $1,000


                                   FORUM FUNDS
                            ADMINISTRATION AGREEMENT

                                   APPENDIX B
                                FEES AND EXPENSES
                                  MAY 21, 1999



(I)      ADMINISTRATIVE SERVICE FEES

------------------------------------------------- -------------------------------------------

                                                       Fee as a % of the Annual Average
                                  Fund                  Daily Net Assets of Each Fund

------------------------------------------------- -------------------------------------------
------------------------------------------------- -------------------------------------------

BIA Small-Cap Growth Fund                          0.10% of the first $100 million, 0.075%
BIA Equity Growth Fund                                     of the remaining assets
                                                        (subject to a $40,000 minimum)

------------------------------------------------- -------------------------------------------



(II)     OTHER SERVICES

                            Service Provided                                  Fee
                           ------------------                                 ---
Special Legal services                                       Approximate cost to Forum as agreed to
                                                                       from time to time
